UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2015

ORBCOMM Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of Principal Executive Offices) (Zip Code)

(703) 433-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On January 16, 2015, the Company made borrowings in the principal amount of $10,000,000 under the additional acquisition term loan facility under the Credit Agreement with Macquarie CAF LLC, the proceeds of which were used to pay a portion of the Closing Consideration for the InSync Acquisition described under Item 8.01.

Item 8.01	Other Events.

On January 16, 2015, ORBCOMM Inc. (“ORBCOMM or the “Company”), IDENTEC Group AG (“IDENTEC”) and InSync Software, Inc. (“InSync”) entered a Stock Purchase Agreement, dated as of January 16, 2015 (the “Purchase Agreement”), pursuant to which ORBCOMM purchased all the issued and outstanding stock of InSync from IDENTEC (the “InSync Acquisition”). InSync is a premier provider of Internet of Things (IoT) enterprise solutions across a broad spectrum of vertical markets, applications and customers. Headquartered in San Jose, CA, InSync’s software powers global sensor-driven asset tracking and remote monitoring applications that allow end users, managed service providers and independent software vendors to increase asset visibility, improve operational efficiencies and reduce risk.

The consideration paid by ORBCOMM at the closing of the InSync Acquisition was $11,000,000 in cash (the “Closing Consideration”), which is comprised of various components and subject to net working capital adjustments, of which $1,320,000 was deposited in escrow with a third party escrow agent, which will be available to pay certain indemnification obligations of IDENTEC to ORBCOMM.

In addition to the Closing Consideration, contingent consideration is payable by ORBCOMM if InSync revenues for the one year period after the closing (the “Earnout Period”) are in excess of specified threshold amounts. In that event, ORBCOMM has agreed to pay to IDENTEC an amount equal to (i) $2,500,000 in cash if InSync’s revenue for the Earnout Period is in excess of the lower specified threshold amount; and (ii) an additional $2,500,000 in cash if InSync’s revenue for the Earnout Period is in excess of the higher specified threshold amount.

The Company funded the Closing Consideration through a combination of cash on hand and additional borrowings under its credit agreement entered into on September 30, 2014 (the “Credit Agreement”) with Macquarie CAF LLC as described above in Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release of the Company dated January 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2015	ORBCOMM INC.

	By:	/s/ Robert G. Costantini
	Name:	Robert G. Costantini
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of the Company dated January 20, 2015.